SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8 - K
                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): September 21, 2004

                      BRAVO! FOODS INTERNATIONAL CORP.
       (Exact name of registrant as specified in its amended charter)

            Delaware                   0-20549              62-1681831
-------------------------------        -------              ----------
(State or other jurisdiction of      (Commission         (I.R.S. Employer
incorporation or organization)       File Number)       Identification No.)

                        11300 US Highway 1, Suite 202
                     North Palm Beach, Florida 33408 USA
                  (Address of principal executive offices)

                               (561) 625-1411
                        Registrant's telephone number

Items 1.01. and 7.01.  Material Definitive Agreement and Regulation FD
Disclosure

      On September 21, 2004, Bravo! Foods International Corp. and Masterfoods USA, a division of Mars, Incorporated, entered into a licensing agreement for Bravo! Foods' use of Masterfood's Milky Way(R), Starburst(R) and 3 Musketeers(R) trademarks in connection with the manufacture, marketing and sale of single serving flavored milk drinks in the United States, its Possessions and Territories, and US Military installations worldwide. The license limits the relationship of the parties to separate independent entities. The initial term of the license agreement expires December 31, 2007. Bravo! Foods has agreed to pay a royalty based upon the total net sales value of the licensed products sold, and advance payments of certain agreed upon guaranteed royalties. Ownership of the licensed marks and the specific milk flavors to be utilized with the marks remains with Masterfoods. Bravo! Foods has been granted a right of first refusal for other milk beverage products utilizing the Masterfoods marks within the license territory.

      Attached as Exhibit 99.1 is a copy of the registrant's press release dated September 21, 2004, announcing the entry into a license agreement with Masterfoods USA, a division of Mars, Incorporated.


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Exhibits.
---------

      99.1 Text of Press Release

                                 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bravo! Foods International Corp.


Date: September 27, 2004               By:  /s/ Roy D. Toulan, Jr.
                                       ------------------------------------
                                       Roy D. Toulan, Jr.,
                                       Vice President, General Counsel


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